UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

PATRIOT SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22182	84-1070278
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Palomar Airport Road, Suite 170, Carlsbad, California 92011
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (760) 547-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 10, 2014, the joint venture of Patriot Scientific Corporation (the “Company”), known as Phoenix Digital Solutions, LLC, a Delaware limited liability company (“PDS”), entered into a letter agreement (the “Agreement”) with Dominion Harbor Group, LLC (“Dominion”).

Pursuant to the Agreement, Dominion will provide PDS strategic advisory services relating to, without limitation, the licensing, prosecution, enforcement, and settlement with respect to the Moore Microprocessor Patent portfolio (the “MMP Portfolio”). The Agreement terminates six years after the expiration of the last-to expire patent included in the MMP Portfolio, subject to certain early termination provisions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached hereto as Exhibit 10.10.

On October 13, 2014, the Company issued a press release announcing the Agreement, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following materials are filed as exhibits to this current report on Form 8-K:

Exhibit Number

10.10	Letter agreement dated October 10, 2014 between Phoenix Digital Solutions, LLC and Dominion Harbor Group, LLC.*
99.1	Press Release, dated October 13, 2014, entitled “Patriot Scientific Corporation Announces Retention of Dominion Harbor as Licensing Agent for MMP™ Portfolio.”

*The Company has requested confidential treatment of portions of the exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT SCIENTIFIC CORPORATION

Date: October 16, 2014	By:	/s/ CLIFFORD L. FLOWERS
Clifford L. Flowers
Chief Financial Officer

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